                                                                    EXHIBIT 21


                       SUBSIDIARIES AS OF MARCH 1, 1996

SUBSIDIARIES OF GRUBB & ELLIS COMPANY
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

NAME AND                                                   STATE OF
--------                                                   ---------
TRADE NAMES (IF ANY)                                       INCORPORATION
--------------------                                       -------------
Adams-Cates Company                                        Georgia
Axiom Real Estate Management, Inc.                         Delaware
Collective Services, Inc.                                  Pennsylvania
Grubb & Ellis Asset Services Company                       Delaware
Grubb & Ellis Colorado, Inc.                               California
     TRADE NAME:  Grubb & Ellis Company
Grubb & Ellis Mortgage Company                             California
Grubb & Ellis Mortgage Services, Inc.                      California
     TRADE NAME:  GEMS
Grubb & Ellis New York, Inc.                               New York
     TRADE NAMES:  James Felt Realty Services
                   Wm. A. White/Grubb & Ellis
Grubb & Ellis Institutional Properties, Inc.               California
Grubb & Ellis of Nevada, Inc.                              Nevada
Grubb & Ellis of Oregon, Inc.                              Washington
Grubb & Ellis Realty Advisers, Inc.                        California
Grubb & Ellis Services Corporation                         Florida
Grubb & Ellis Southeast Partners, Inc.                     California
G&E Investor Properties I, Inc.                            California
G&E Investor Properties III, Inc.                          California
G&E Investor Properties IV, Inc.                           California
HSM Inc.                                                   Texas
Leggat McCall/Grubb & Ellis, Inc.                          Massachusetts
Montclair Insurance Company Ltd.                           Bermuda
The Schuck Commercial Brokerage Company                    Colorado
Wm. A. White/Grubb & Ellis Inc.                            New York
Wm. A. White/Tishman East Inc.                             New York

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

          SUBSIDIARIES OF AXIOM REAL ESTATE MANAGEMENT, INC.


NAME AND                                                   STATE OF
--------                                                   --------
TRADE NAMES (IF ANY)                                       INCORPORATION
--------------------                                       -------------
Axiom Real Estate Management of Colorado, Inc.             Colorado

    TRADE NAME:  Axiom Real Estate Management, Inc.
      SUBSIDIARIES OF HSM INC.


NAME AND                                                   STATE OF
--------                                                   --------
TRADE NAMES (IF ANY)                                       INCORPORATION
--------------------                                       -------------
                                                              B
Henry S. Miller Financial Corporation                      Texas
HSM Condominium Corporation                                Texas
HSM Real Estate Securities Corporation                     Texas
Miller Capital Corporation                                 Texas
Miller Real Estate Services Corporation                    Texas


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